UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K/ A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2012

ONLINE INTERNET NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54607	27-3195252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8589 Aero Drive, Suite 200 San Diego, CA	92123
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (559) 313-1038

SPORT TECH ENTERPRISES, INC.
18124 Wedge Pkwy, Ste. 1050, Reno, NV 89511
 (Former name, former address, if changed since last report)

Copies of Communications to:
Stoecklein Law Group, LLP
Columbia Center
401 West A Street
Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*EXPLANATORY NOTE - This Current Report on 8-K/A is being filed for the sole purpose of correcting the new name of the Company under Item 5.03 to Online Internet Network, Inc. No disclosure was changed as a result of this amendment.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

(a)(b) Departure of Officer and Director

On May 22, 2012 Andrew Widme submitted his letter of resignation from his position as President, CEO and Director of the Registrant, effective immediately. The resignation was accepted by the Registrant on May 22, 2012

On May 22, 2012 Nicole Widme submitted her letter of resignation from her position as Secretary of the Registrant, effective immediately. The resignation was accepted by the Registrant on May 22, 2012

(c) Appointment of Officer

On May 22, 2012, the Board of Directors unanimously appointed Ms. Jeanette Lucas as President of the Registrant, and appointed Ms. Brynn Gibbs to serve as the Secretary of the Registrant.

Jeanette Lucas, age 58, President and Director:, Director of Sport Tech Enterprises, Inc. since April 2012.  From February 2008 to Present, Ms. Lucas works as a Private Duty Nurse and Registered Nurse for Bell Enterprises. N Ms. Lucas worked as a Registered Nurse at Loma Linda University Medical Center in Loma Linda California from 1974 to September 1997. From June 1995 to December 2004 Ms. Lucas was a Private Business Owner with Quixtar/Amway. From September 1997 to December 1999, Ms. Lucas was the Director of Operations and Office Manager of James Lucas D.D.S. in Riverside. Ms. Lucas obtained her A.A. Degree and Registered Nursing Degree from the San Bernardino Valley College in San Bernardino, California. Ms. Lucas’ 30 year experience as a Registered Nurse and with patient care, management and private duty nursing has led us to the conclusion that she would be a capable and knowledgeable Director. Her ability to work with people and manage complex processes will be beneficial to the company.

Brynn Gibbs, age 25, Secretary: joined Sport Tech Enterprises, Inc. in May 2012 and serves as Secretary. Prior to joining Sport Tech, from August 2010 to May 2012, Ms. Gibbs worked at Reputation Impression as Operations Manager in San Diego, CA. From September 2009 to present Ms. Gibbs works as Chief Executive Officer and Designer of Solana Sunwear. From 2008 to 2009 she was the IRA Account Manager at Stone Equity Group. She also has volunteered with the National Parks Conservation Association as well as the Salvation Army. Ms. Gibbs received her B.A. from California State University, Fresno in 2008. She majored in Communication with an emphasis in Public Relations.

Neither officer, as of the date of this filing, has executed an employment agreement nor are they to receive any compensation. Neither officer has a family relationship with any existing or past director or officer of the Registrant.

Item 5.03 Amendment Articles of Incorporation.

On May 24, 2012, the Registrant changed its name from Sport Tech Enterprises, Inc., to Online Internet Network, Inc. The amendment occurred as a result of our stockholders approving the amendment at the 2012 Annual Meeting of Stockholders and a subsequent vote by the Board of Directors. A copy of the Certificate of Amendment is attached hereto as Exhibit 3(i)(a).

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders by proxy at the 2012 Annual Meeting of Stockholders held on May 21, 2012:

(1)	The election of two members of the board of directors to serve for the ensuing year or until their successor have been duly elected and qualified.

(2)	The ratification of the appointment of De Joya Griffith & Company, LLC as our independent auditors for the fiscal year ending March 31, 2013

(3)	The consideration of any other matter that may properly come before the meeting or any adjournment thereof;

The shareholders approved an amendment to the Company’s articles of incorporation to change the name of the Company to a name to be determined by the Board of Directors.

The shareholders approved a motion to approve the separation and distribution or “spin-off” of the Registrant’s wholly-owned subsidiary, SquareRoot, Inc.

For more information about the foregoing proposals, see our proxy statement dated May 7, 2012, the relevant portions of which are incorporated herein by reference.  Holders of our common stock are entitled to one vote per share.  Only stockholders of record at the close of business on April 30, 2012, were entitled to vote.  The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Election of Directors

Director Nominee	Votes For	Votes Withheld	Non-Votes
Andrew Widme	11,358,840	0	4,320,000
Jeanette Lucas	11,358,840	0	4,320,000

The two were elected to the Board of Directors, and will serve as directors until our next annual meeting or until their respective successors are elected and qualified.

Ratification of De Joya Griffith & Company, LLC as Our Independent Registered Public Accounting Firm

The results of the voting were 11,358,840 votes for, 0 votes against, 0 abstentions, and 4,320,000 non-votes. The appointment of De Joya Griffith & Company, LLC was ratified.

Approval of Amendment to the Company’s Articles of Incorporation to Change the Name of the Company to a name to be determined by the Board of Directors.

A shareholder proposal regarding changing the name change was approved. The results of the voting were 11,238,840 votes for, 0 votes against, 0 abstentions, and 4,440,000 non-votes. The amendment was approved.

Approval of the Separation and Distribution, or “spin-off” of SquareRoot, Inc.

A shareholder proposal regarding the separation and distribution or “spin-off” of SquareRoot, Inc. was approved. The results of the voting were 11,238,840 votes for, 0 votes against, 0 abstentions, and 4,440,000 non-votes. The amendment was approved.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits

Exhibit Number	Description
3(i)(a)	Certificate of Amendment – Dated May 25, 2012
17.1	Andrew Widme Letter of Resignation dated May 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE INTERNET NETWORK

By: /S/ Jeanette Lucas
Jeanette Lucas, President

Date:  June 11, 2012